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                                                                      Exhibit 12
                                                                      ----------


Hawaiian Electric Industries Capital Trust I
HEI Preferred Funding, LP
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
(unaudited)



                                                    For the period February 4, 1997 (inception)
                                                               to September 30, 1997
                                           ---------------------------------------------------------------
                                                 Hawaiian Electric
                                               Industries Capital                     HEI Preferred
(dollars in thousands)                              Trust I                            Funding, LP
 ----------------------------------------------------------------------------------------------------------
Earnings................................            $5,626                                 $6,596
                                        ========================         ==================================


Fixed charges...........................           $    --                              $      --
Preferred securities distribution
 requirements...........................             5,457                                  5,626
                                        ------------------------         ----------------------------------
 TOTAL COMBINED FIXED CHARGES AND
  PREFERRED SECURITIES DISTRIBUTIONS..              $5,457                                 $5,626
                                        ========================         ==================================
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED SECURITIES
   DISTRIBUTIONS......................               1.03                                    1.17
                                        ========================         ==================================